EXHIBIT 10.1

FIFTH AMENDMENT TO
CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 31st day of August, 2011, between ATLANTIC AMERICAN CORPORATION, a Georgia corporation (the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-in-interest by merger to Wachovia Bank National Association (the “Bank”).

Recitals:

The Borrower and the Bank have entered into that certain Credit Agreement dated as of December 22, 2006, as amended by that certain First Amendment to Credit Agreement and Pledge Agreement dated March 28, 2008, as further amended by that certain Second Amendment to Credit Agreement dated October 28, 2008, as further amended by that certain Third Amendment to Credit Amendment dated June 30, 2010, as extended on the records of the Bank and as further amended by that certain Fourth Amendment to Credit Agreement dated July 1, 2011 (as so amended and extended the “Credit Agreement”).  The Borrower and the Bank desire to amend the Credit Agreement to extend the termination date, as hereinafter provided.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals.  The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Definitions.  Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

SECTION 3. Amendment to Credit Agreement.  The Credit Agreement is amended as set forth in this Section 3.  The following definition set forth in Article I of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

 “Termination Date” means the earlier to occur of (i) August 31, 2012, (ii) the date the Commitment is terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Commitment entirely pursuant to Section 2.06.

SECTION 4. No Other Amendment.  Except for the amendment set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single instrument and any reference to the “Agreement” or any other defined term for the Credit Agreement in the Credit Agreement, the Loan Documents or any certificate, instrument or other document delivered pursuant thereto shall mean the Credit Agreement as amended hereby and as it may be amended, supplemented or otherwise modified hereafter.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, or any of the other Loan Documents nor affect nor impair any rights, powers or remedies under the Credit Agreement, as hereby amended or any of the other Loan Documents.  The Bank does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Obligations.  The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as hereby amended, and the other Loan Documents.  The Credit Agreement, as amended, and the other Loan Documents are hereby ratified and affirmed.  The Borrower hereby expressly agrees that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 5. Representations and Warranties.  The Borrower hereby represents and warrants in favor of the Bank as follows:

(a)      The representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true in all material respects on and as of the date hereof (except to the extent they are made specifically with reference to some other date, in which case they are true and correct as of such other date);

(b)      After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement, the Pledge Agreement or any other Loan Document has occurred and is continuing on the date hereof;

(c)      The Borrower has the corporate power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(d)      The Borrower has delivered all shares of stock or other equity interests in the Pledged Subsidiaries and the Insurance Subsidiaries, as required by the terms of the Pledge Agreement;

(e)      The Borrower has formed or acquired no Subsidiaries other than the Pledged Subsidiaries and Insurance Subsidiaries set forth in the Pledge Agreement (as amended by the First Amendment to Credit Agreement and Pledge Agreement dated March 28, 2008);

(f)      This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower, and this Amendment, the Credit Agreement as amended hereby, and Pledge Agreement constitute the legal, valid and binding obligations of the Borrower enforceable against it in accordance with their terms; and

(g)      Neither the execution and delivery of this Amendment, the Borrower’s performance hereunder and under the Credit Agreement, as amended hereby, require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor will the aforesaid actions be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which its assets or properties are or may become bound.

SECTION 6. Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Bank hereunder are subject to the following conditions, unless the Bank waives such conditions:

(a)      receipt by the Bank from the Borrower of a duly executed counterpart of this Amendment;

(b)      a certified copy of the resolution of the Borrower’s Board of Directors authorizing the extension of the Credit Agreement as set forth herein;

(c)      the fact that the representations and warranties of the Borrower contained in  Section 5 of this Amendment shall be true on and as of the date hereof.

SECTION 7. Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 8. Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of Georgia.

SECTION 9. Attorney’s Fees and Expenses.  The Borrower hereby agrees that all attorney’s fees and expenses incurred by the Bank in connection with the preparation, negotiation and execution of this Amendment shall be payable by the Borrower.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their respective authorized officers as of the day and year first above written.

ATLANTIC AMERICAN CORPORATION
Attest:

/s/ Barbara B. Snyder
Its: Vice President	By:	/s/ John G. Sample, Jr.
Name: John G. Sample, Jr.
[CORPORATE SEAL]		Title: Senior Vice President, CFO, and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-in-interest by merger to Wachovia Bank, National Association

By:	/s/ Brian L. Martin
Name: Brian L. Martin
Title: Senior Vice President

Signature Page to
Fifth Amendment to Credit Agreement